EXHIBIT 99.1

Biostage Provides Regulatory Update of Cellspan™ Esophageal Implant

– Substantive pre-IND meeting with FDA provides clarity for clinical pathway of the Company’s novel Cellspan Esophageal Implant –

Holliston, MA, October 6, 2016 – Biostage, Inc. (Nasdaq: BSTG), (“Biostage” or the “Company”), a biotechnology company developing bioengineered organ implants to treat cancers and other life-threatening conditions of the esophagus, bronchus and trachea, announced today a regulatory update following its planned pre-Investigational New Drug (IND) meeting with the U.S. Food and Drug Administration (FDA) for the advancement of its lead product candidate, Cellspan Esophageal Implant, into human clinical studies.

The feedback provided by the FDA to Biostage’s proposed clinical protocol for its Cellspan Esophageal Implant provided clarity for a clinical path forward for its intended IND filing and the advancement into Phase 1 human clinical studies. During the meeting, the FDA requested that the Company extend its pre-clinical large-animal safety study for its Cellspan Esophageal Implant, which is currently ongoing and being conducted in compliance with the FDA Good Laboratory Practice (GLP) regulation. The basis for the FDA’s recommended extension is to mirror the duration of the proposed Phase 1 human clinical study outlined in the Company’s clinical protocol for its first-in-human clinical study. Biostage management has determined that it will extend the duration of the ongoing GLP animal studies and given this update, now expects to file its IND application with the FDA by the end of the second quarter of 2017.

Jim McGorry, CEO of Biostage, commented, “We had a substantive interaction with the FDA including an in-depth review of our novel combination technology and the current unmet medical need in the patient population addressed in our proposed plan to support an IND to initiate a Phase 1 human clinical study for our Cellspan Esophageal Implant. Our technology has the potential to fill a major treatment gap for patients with esophageal cancer. We will implement the FDA’s recommendation to extend our ongoing GLP animal studies and believe the outcome of this meeting enables us to now have a significant amount of clarity regarding our path to advancing this novel product into a Phase 1 human clinical study.”

“While the FDA’s guidance to extend the preclinical study will extend the filing date of our IND, our meeting was very productive in that we were able to discuss the potential therapeutic value of our technology and our ongoing pre-clinical results. Importantly, the FDA, in principle, agreed to our clinical study approach. As a result of our meeting, we have a strong rationale to move forward with a de-risked plan that provides the safety requirements outlined by FDA. Additionally, we believe our pre-clinical approach potentially de-risks our clinical development strategy not only for our Cellspan Esophageal Implant product but more broadly for the advancement of our CellframeTM Technology platform.”

The Company further stated that it remains on track to file INDs for its Cellspan Pediatric Esophageal Implant and Cellspan Bronchial Implant as previously announced before the end of 2017.

Mr. McGorry concluded, “We look forward to providing ongoing insight around the paradigm shift this novel product represents in the regenerative medicine space and how we have the potential to address these current unmet needs. We are on track to finalize our manuscript and publication in collaboration with Mayo Clinic on esophageal regeneration and host KOL events by year-end with additional data updates which we believe will further de-risk this program. Our number one priority is to emerge as rapidly as possible as a clinical stage company. We believe this will best position the Company to leverage our proprietary Cellframe technology platform enabling Biostage to offer a promising opportunity for people suffering from a variety of oncology indications, beginning with esophageal cancer as the foundational program for our pipeline.”

As the Company previously reported, Saverio La Francesca, MD, Executive VP and Chief Medical Officer of Biostage will present at the Cell & Gene Meeting on the Mesa today at 3:15 p.m. PT. As part of his presentation, Dr. La Francesca will provide an overview of the Company’s Cellframe technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan organ implants.

A video webcast of the Company’s presentation from the Cell & Gene Meeting on the Mesa is available at: www.meetingonthemesa.com/webcast/track2/ and will also be published on the Alliance for Regenerative Medicine’s website shortly after the event.

About Cellframe™ Technology

The Company's proprietary Cellframe technology is designed to harness the full potential of the in vivo microenvironment to achieve tissue regeneration and restore organ function. It employs a multistep process in which the patient's own stem cells are taken from a simple adipose/fat tissue biopsy, expanded and banked, and then seeded onto a proprietary scaffold that mimics the natural dimensions of the organ being regenerated. After several days in a rotating bioreactor, the biocompatible scaffold containing the stem cells is ready to be implanted. Preclinical studies suggest that the organ implant signals the stem cell niche in the surrounding native tissue to guide the regeneration of a biological structure. This technology is based on the concept of in situ tissue regeneration using the body's own biologic resources and reparative capability in combination with tissue-specific biomaterials implanted at the sites of disease or injury.

About Cellspan™ Esophageal Implant

Cellspan Esophageal Implants utilize the Company’s proprietary Cellframe technology and may offer improved outcomes for patients by potentially simplifying surgical techniques to reduce post-operative complications, improve quality of life and enable regeneration of the patient’s own esophagus. Cellspan implants are intended to offer numerous advantages over standard surgical resection including: eliminating the use of the stomach or intestine to create a mock esophagus, reduced complications and improve post-surgical morbidity.

About Biostage

Biostage is a biotechnology company developing bioengineered organ implants based on the company's new CellframeTM technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create CellspanTM organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

Cellspan implants are currently being advanced and tested in collaborative pre-clinical studies. Pre-clinical, large-animal safety studies, conducted in compliance with the FDA Good Laboratory Practice (GLP) regulations, for the Company’s Cellspan Esophageal Implant product candidate have begun, in support of Biostage's goal of filing an Investigational New Drug (IND) application with the U.S. FDA by the end of the second quarter of 2017. The IND will seek approval to initiate clinical trials for its esophageal implant product candidate in humans.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the development expectations and regulatory approval of any of our products, including those utilizing our Cellframe technology, by the FDA, EMA, MHRA or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of our products, including those utilizing our Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts:

Tom McNaughton	Jenene Thomas
Chief Financial Officer	Jenene Thomas Communications LLC
774-233-7321	(908) 938-1475
tmcnaughton@biostage.com	jtc@jenenethomascommunications.com